Exhibit 99.2

Form of Election and Guide

Please refer to the accompanying Proxy Statement-Prospectus for an explanation of the terms of the election. If you deliver your shares of New Mexico Financial Corporation common stock (“NMFC Shares”) to make an election, you will not be able to sell those NMFC Shares, unless you revoke your election prior to the Election Deadline.

QUICK GUIDE TO FORM OF ELECTION (NUMBERS CORRESPOND TO THE FORM OF ELECTION LOCATED ON THE NEXT PAGE)

(1) Please print the number of NMFC Shares you are delivering herewith.

(2) The Social Security Number or Taxpayer ID Number is listed with your account information on top of the next page. If your Social Security Number or Taxpayer ID Number is incorrect or if it is not provided, please print the number on the top of the next page.

Choose one of the following Elections (Box 3, 4 or 5):

(3) If you mark this box, you are electing stock consideration for all of your NMFC Shares delivered herewith.

(4) If you mark this box, you are electing cash consideration for all of your NMFC Shares delivered herewith, subject to possible adjustment as described in the accompanying Proxy Statement-Prospectus.

(5) If you mark this box, you are electing a combination of stock consideration and cash consideration, subject to possible adjustment as described in the accompanying Proxy Statement-Prospectus. Please insert the number of NMFC Shares delivered herewith for which you are electing stock consideration. Cash consideration, subject to possible adjustment, will automatically be elected for the remainder of your NMFC Shares delivered herewith.

Also:

(6) Mark this box and call 1-800-937-9449 if you are unable to locate any or all of your NMFC Share certificates. You must also mark either Box (3), (4) or (5).

(7) Mark this box and complete Box A on the next page if you would like your stock or cash consideration to be issued in another name. You must also mark either Box (3), (4) or (5).

(8) All registered owners, as shown on the Form of Election, must sign the Form of Election. Do not sign the NMFC Share certificates.

(9) Please give us your daytime and/or evening telephone number in case we need to contact you.

You must also complete Substitute Form W-9 (on the back of the Form of Election).

If you elect to participate in the Election and your NMFC Shares are held in certificated form, we must receive a properly completed Form of Election, together with your NMFC Share certificate(s) (unless you follow the procedures for guaranteed delivery or use Election of Lost NMFC Share Certificates) and any other required documents at one of the addresses below prior to 5:00 P.M., New York City time, on December 21, 2005 (the “Election Deadline”).

MAILING ADDRESSES

By Hand: Attn: Reorganization Department 59 Maiden Lane, Plaza Level New York, New York 10038	Phone: 1-877-298-6417 Fax: (718) 234-5001	By Mail or Overnight Courier: (FedEx, Airborne, UPS, DHL, USPS Express Mail) American Stock Transfer Attn: Reorganization Department 6201 15th Avenue, 2nd Floor Brooklyn, New York 11219

Delivery of the Form of Election to an address other than those set forth above will not constitute a valid delivery to the Exchange Agent. If you send certificate(s) representing NMFC Shares with the Form of Election by mail, it is recommended that you use registered mail insured for 3% of the market value ($25 minimum), return receipt requested. For more information, please call 1-877-298-6417.

Detach Form Before Mailing

NEW MEXICO FINANCIAL CORPORATION FORM OF ELECTION

Your account information:

(6) ☐ For lost certificates, mark this box and call 1-800-937-9449 (you must also mark either Box (3), (4) or (5)).

(1) Number of NMFC Shares delivered herewith: (2) Taxpayer ID No.:	(7) ☐ For a name change, mark this box and complete Box B below (you must also mark either Box (3), (4) or (5)).

You must mark either Box (3), (4) or (5) to participate in the Election.	(8) __________________________________________________ Signature of Owner

(3) ☐ Mark this box for Stock Consideration for all of your NMFC Shares.	and _________________________________________________ Signature of Co-Owner, if any

OR

(4) ☐ Mark this box for Cash Consideration for all of your NMFC Shares subject to possible adjustment.

OR	(9) ____________________ ________________________
Daytime Phone # Evening Phone #

(5) ☐ Mark this box for a combination of Stock Consideration and Cash Consideration. Input the number of NMFC Shares for which you elect Stock Consideration (Full shares only).	You must complete Substitute Form W-9 on the reverse side.

Box A

CHANGE OF NAME ON ACCOUNT

If you want your shares of First State Bancorporation common stock to be issued in another name, fill in this section with the information for the new account name. If you need more room, please use a separate sheet.

______________________________________                Medallion Signature Guarantee

Name (Please Print First, Middle & Last Name)

______________________________________

Address (Number & Street)

______________________________________                __________________________

Address (City, State & Zip Code)                                       Signature of Current Owner

______________________________________                __________________________

New Account’s Social Security/Taxpayer ID No.              Signature of Co-Owner, if any

Box B

Guaranteed Delivery

If delivered NMFC Shares are being delivered pursuant to a notice of guaranteed delivery, provide the following information.

________________________________

Date of Execution of Notice of Guaranteed Delivery

________________________________

Name of Institution that Guaranteed Delivery

Detach Form Before Mailing

SUBSTITUTE

Form W-9

Department of the Treasury Internal Revenue Service

Payer’s Request for Taxpayer Identification Number (“TIN”) and Certification

__________________________

Name (please print)

__________________________

Street Address

__________________________

City, State and Zip Code

PART 1 Taxpayer Identification Number—Please provide your TIN in the box at right and certify by signing and dating below. If awaiting TIN, write “Applied For.”	_________________________________ Social Security Number OR _________________________________ Employer Identification Number
PART 2 Payees Exempt from Backup Withholding—Check the box if you are exempt from backup withholding. ☐

PART 3   Certification—Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3) I am a U.S. person (including a U.S. resident alien).

Certification Instructions.    You must cross out item 2 above if you have been notified by IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. However, if, after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item 2.

Signature ____________________________ Date _______________________, 2005

NOTE: FAILURE TO COMPLETE THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU WITH RESPECT TO SHARES SURRENDERED IN THE MERGER. IN ADDITION, FAILURE TO PROVIDE SUCH INFORMATION MAY RESULT IN A PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE “APPLIED FOR” INSTEAD OF A TIN IN THE SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me will be withheld until I provide a number.

Signature _____________________________________            Date ____________________________________, 2005

INSTRUCTIONS FOR COMPLETING

THE FORM OF ELECTION

These instructions are for the accompanying Form of Election for the shares of common stock of New Mexico Financial Corporation (“NMFC Shares”). All elections are subject to the terms of the merger agreement that was furnished to shareholders as part of the proxy statement-prospectus.

As described in the proxy statement-prospectus, we cannot guarantee that stockholders making a cash election will receive the form of payment that they elect. It is very important that you complete, sign and return the Form of Election to American Stock Transfer, the Exchange Agent, before 5:00 P.M., New York City time, on December 21, 2005, the Election Deadline. Please use the enclosed envelope, addressed to the Exchange Agent, to return the Form of Election, together with all of your NMFC Share certificates. All NMFC Share certificates must be submitted with the Form of Election no matter what election you make. If you deliver your NMFC Shares to make an election, you will not be able to sell those NMFC Shares, unless you revoke your election prior to the Election Deadline.

Any disputes regarding your election or the elections made by other NMFC shareholders will be resolved by First State Bancorporation (“First State”), whose decision will be final for all parties concerned. The Exchange Agent has the absolute right to reject any and all Forms of Election which it determines are not in proper form or to waive defects in any form. Surrenders of certificates will not be effective until all defects or irregularities that have not been waived by the Exchange Agent have been corrected. Please return your Form of Election promptly to allow sufficient time to correct any possible deficiencies before the Election Deadline.

Account Information

The front of the Form of Election shows the registration of your account and the number of shares owned by you as reflected on the records of NMFC at the time of mailing these instructions.

Mark through any incorrect address information that is printed in this area on the Form of Election. Clearly print your correct address in the space beside the printed information.

If you are a trustee, executor, administrator or someone who is acting on behalf of a shareholder and your name is not printed on the Form of Election, you must include your full title and send us proper evidence of your authority to submit the form to exchange the NMFC Shares.

Election Options and Required Signatures

The terms of the merger agreement allow you to choose the form of consideration you receive in exchange for your NMFC Shares. However, as explained in the proxy statement-prospectus, if you elect to receive cash in exchange for your NMFC shares, we cannot guarantee that you will receive cash. Shareholders receiving any First State common stock as consideration in the merger will receive cash in lieu of any fractional shares of First State common stock. For more information, please refer to the proxy statement-prospectus. Regardless of the option you choose, your stock certificates or notice of guaranteed delivery must be returned with the completed and duly executed Form of Election for your election to be valid.

Payment Options

Select from the following options:

•	Stock consideration

•	Cash consideration, subject to possible adjustment

•	Stock consideration for the number of shares designated by you as being delivered in the space provided on the Form of Election, and cash consideration, subject to possible adjustment, for the remainder of your shares delivered.

If you fail to submit a properly completed Form of Election, together with your stock certificates (or a properly completed Notice of Guaranteed Delivery) prior to the Election Deadline you will be deemed not to have made an election.

Required Signatures

All shareholders listed on the account must sign the Form of Election. Please be sure to include your daytime telephone number.

Transfer Taxes

In the event that any transfer or other taxes become payable by reason of the payment of the merger consideration in any name other than that of the record holder, such transferee or assignee must pay such tax to First State or must establish to the satisfaction of First State that such tax has been paid.

Taxpayer Identification Number and Backup Withholding

In order to avoid “backup withholding” of U.S. federal income tax on payment of the cash portion of the merger consideration, each holder of NMFC Shares must, unless an exemption applies, provide the Exchange Agent with such holder’s correct taxpayer identification number (“TIN”) on the Substitute Form W-9 included in this Form of Election and certify, under penalties of perjury, that such TIN is correct, that such shareholder is not subject to backup withholding and that such shareholder is a U.S. person. If a surrendering shareholder is subject to backup withholding, such shareholder must cross out item (2) of the Certification in Part 3 of the Substitute Form W-9.

Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the Internal Revenue Service (“IRS”). If backup withholding results in an overpayment of tax, a refund can be obtained by the shareholder upon filing an income tax return.

The surrendering shareholder is required to give the Exchange Agent the TIN (i.e., the social security number or the employer identification number) of the record holder of the NMFC Shares. If the NMFC Shares are held in more than one name or are not in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidance on which TIN to report.

If the surrendering shareholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, such shareholder should write “Applied For” in the space provided for the TIN in Part 1 of the Substitute Form W-9 and sign and date the Substitute Form W-9. The shareholder or other payee must also complete the Certificate of Awaiting Taxpayer Identification Number at the bottom of the Substitute Form W-9. Notwithstanding that the Certificate of Awaiting Taxpayer Identification Number is completed, the Exchange Agent will withhold 28% on all reportable payments made prior to the time a properly certified TIN is provided to the Exchange Agent. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional information on obtaining a TIN.

Certain shareholders (including, among others, corporations and certain foreign individuals and entities) are exempt from backup withholding. Non-corporate, non-U.S. holders should complete, sign and submit a Form W-8BEN or an acceptable substitute form in order to avoid backup withholding. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional information.

You should consult your tax advisor regarding your qualification for exemption from backup withholding and the procedure for obtaining such exemption.

UNLESS YOU ARE REPORTING LOST CERTIFICATES, ARE CHANGING THE NAME ON YOUR ACCOUNT, OR ARE DELIVERING PURSUANT TO A NOTICE OF GUARANTEED DELIVERY, YOU DO NOT NEED TO COMPLETE BOX A, B OR C OF THE FORM. HOWEVER, BEFORE YOU MAIL YOUR FORM OF ELECTION, MAKE SURE YOU DO THE FOLLOWING:

(1)	Verify the election you have chosen;

(2)	Sign, date and include your daytime phone number;

(3)	Verify the Social Security Number or other TIN printed on the form and complete the Substitute Form W-9; and

(4)	Include your NMFC Share certificates along with the Form of Election in the enclosed envelope.

Box A: Change of Name or Address on Account

If you want your shares of First State common stock registered in, and/or your check made payable to, a name or names different from the name(s) printed on the Form of Election, please follow the instructions below.

First, print the name(s) and address(es) of the person(s) to receive the shares of First State common stock and/or check in the space provided. Then, refer to the procedures printed below for the requirements needed to make some of the most frequently requested types of registration changes. These documents must accompany your NMFC Share certificate(s), if applicable, and your Form of Election.

Name change due to marriage or transfer of ownership to another individual:

1. Obtain a signature guarantee for the shareholder whose name is printed on the Form of Election. If it is a joint account, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

Shareholder whose name is printed on the Form of Election is deceased. You are the executor or administrator of the estate:

1. Provide a certified (under raised seal) copy of the Court Qualification appointing the legal representative (dated within 60 days).

2. Obtain a signature guarantee for the legal representative. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

The account is a joint account and one of the account holders is deceased. Issuing shares and/or check to the survivor only:

1. Provide a certified (under raised seal) copy of death certificate.

2. Survivor’s signature (signature guarantee is not necessary in this case).

The account is a joint account and one of the account holders is deceased. Issuing shares and/or check to the survivor and adding a name:

1. Provide a certified (under raised seal) copy of death certificate.

2. Survivor must obtain a signature guarantee. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

The account is a custodial account and the former minor has reached the legal age of majority:

1. The custodian must obtain a signature guarantee. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Security Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

If the request is being made by the minor who has now reached the age of majority:

1. The former minor must obtain a signature guarantee. This signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

2. Provide a certified (under raised seal) copy of the birth certificate for the former minor.

You want to have the account registered in the name of a trust:

1. Obtain a signature guarantee for the shareholder whose name is printed on the Form of Election. If it is a joint account, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

2. Provide a copy of the first and last pages of the trust agreement.

If your circumstances differ from those listed above, or if you have any other questions, please contact the Exchange Agent at 1-888-563-9653 (toll free).

Box B: Notice of Guaranteed Delivery

Complete this area if you are not delivering your NMFC Share certificate(s) with the Form of Election and you will be completing the enclosed Notice of Guaranteed Delivery. Shareholders whose certificate(s) for NMFC Shares are not immediately available or who cannot deliver their certificates for NMFC Shares to the Exchange Agent may make an effective election for their NMFC Shares by properly completing and duly executing the enclosed Notice of Guaranteed Delivery. Pursuant to this procedure, (i) the election must be made by or through an eligible institution, (ii) a properly completed and duly executed Notice of Guaranteed Delivery must be received by the Exchange Agent, together with a properly completed and duly executed Form of Election (or a manually signed facsimile thereof), on or prior to the Election Deadline, and (iii) the certificate(s) evidencing all physically surrendered NMFC Shares, together with any required signature guarantees, and any other documents required by this Form of Election, must be received by the Exchange Agent by 5:00 p.m., New York City time, on the date that is two business days after the Election Deadline. Please read the Notice of Guaranteed Delivery for more information.

DELIVERY INSTRUCTIONS

The Exchange Agent is:

American Stock Transfer

For more information, please call 1-877-298-6417

By Hand:

American Stock Transfer

Attn: Reorganization Department

59 Maiden Lane, Plaza Level

New York, New York 10038

Phone: 1-800-937-5449

Fax: (718) 234-5001

By Mail or Overnight Courier:

(FedEx, Airborne, UPS, DHL, USPS Express Mail)

American Stock Transfer

Attn: Reorganization Department

6201 15th Avenue, 2nd Floor

Brooklyn, New York 11219